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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                          AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report:  July 8 , 1996


                          PERIPHERAL CONNECTIONS, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)


                  NEVADA              33-55254-39       87-0485315
-------------------------------       -----------       ----------------
(State or other jurisdiction of       (Commission       (I.R.S. Employer
incorporation or organization)        File Number)      Identification Number)


2 SHEPPARD AVENUE EAST, SUITE 1800
NORTH YORK, ONTARIO                                              M2N 5Y7
------------------------------------                          ------------
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (416) 250-1212


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

                 By a Purchase Agreement dated the 2nd day of July, 1996, Milton Klyman of Toronto, Ontario, Canada, acquired 960,400 of the issued and outstanding $0.001 Par Value Class A Common Shares of the Peripheral Connections, Inc. (the "Company"). The acquisition was funded out of working capital. Simultaneously Krista Castleton and David R. Yeaman resigned as directors of the Company and Milton Klyman and Melvyn Moscoe were elected to the Board of Directors of the Company, resulting in effective control of the Company passing to the new Board of Directors. No material relationship existed or now exists between any former director, officer or affiliate of the Company and Milton Klyman.

                 On July 2, 1996 the Company sold a 12.5 percent $200,000.00 debenture convertible into $0.001 Par Value Class A Common Shares at the rate of 10 cents per share to
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M.I. Manek Investments Inc, pursuant to Regulation S.  The price of the shares was arbitrarily determined by both parties.

                 With the proceeds of this $200,000.00 financing, the Company is in a position to establish a long term business plan to construct a new search-engine for financial products now being presented on the Internet. The Company plans to assemble the personnel and infrastructure required to create the requisite Web software. The Company is of the opinion that it can ultimately attract such potential advertisers as brokers, money managers, financial planners, publishers and banking institutions who are now paying premium prices on a per-contract basis and if successful in creating the software, it can possibly reach an indeterminate but significant portion of an Internet audience estimated to amount to as many as 25-50 million investors per day.

                 The table below sets forth the percentage of voting securities of the Company now beneficially owned by controlling shareholders, officers and directors:


                         Number of Shares                    Percentage of
Owner                    Beneficially Owned                  Voting Securities

Milton Klyman            960,400                             96.04%

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits - Exhibit 10.1 Form of Debenture


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PERIPHERAL CONNECTIONS, INC.


Dated:  October 29, 1996                         Milton Klyman
                                        -----------------------------
                                        Milton Klyman, President and Director